Exhibit 99.1

Press Release

Irvine, CA – November 6, 2025	Contact: Alan Peterson Email: investorrelations@ahcreit.com

American Healthcare REIT (“AHR”) Announces Third Quarter 2025 Results;

Increases Full Year 2025 Guidance

American Healthcare REIT, Inc. (the “Company,” “we,” “our,” “management,” or “us”) (NYSE: AHR) announced today its third quarter 2025 results and is increasing full year 2025 guidance.

Key Highlights:

•	Reported GAAP net income attributable to controlling interest of $55.9 million, or $0.33 per diluted share, for the three months ended September 30, 2025.

•	Reported Normalized Funds from Operations attributable to common stockholders (“NFFO”) of $0.44 per diluted share for the three months ended September 30, 2025.

•	Achieved total portfolio Same-Store Net Operating Income (“NOI”) growth of 16.4% for the three months ended September 30, 2025, compared to the same period in 2024.

•

Achieved 25.3% and 21.7% Same-Store NOI growth during the three months ended September 30, 2025, from its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”), respectively, compared to the same period in 2024.

•

During the three months ended September 30, 2025, the Company closed on approximately $210.8 million of acquisitions. Year-to-date 2025, the Company has closed on over $575 million of new acquisitions.

•

During the three months ended September 30, 2025, the Company issued 3,554,525 shares of common stock to settle sales under previously announced forward sales agreements for gross proceeds of approximately $127.8 million. The Company also issued an additional 2,888,225 shares of common stock for gross proceeds of approximately $116.3 million through its at-the-market equity offering programs (“ATM Programs”). Additionally, during the three months ended September 30, 2025, the Company entered into new forward sales agreements to sell 6,474,000 shares of common stock for approximately $275.1 million in gross proceeds, which the Company has fully settled as of November 4, 2025.

•

Increasing total portfolio Same-Store NOI growth guidance for the year ending December 31, 2025, by 150 basis points at the midpoint from a range of 11.0% to 14.0% to a revised range of 13.0% to 15.0%, primarily due to operating results in its ISHC and SHOP segments during the three months ended September 30, 2025.

•

Increasing NFFO guidance for the year ending December 31, 2025, by $0.045 at the midpoint from a range of $1.64 to $1.68 to a revised range of $1.69 to $1.72, due to increased expectations for full year 2025 NOI growth for its Same-Store portfolio and recent accretive capital markets and capital allocation activity.

•	Reported a 0.2x improvement to Net Debt-to-Annualized Adjusted EBITDA from 3.7x as of June 30, 2025 to 3.5x as of September 30, 2025.

•	Published AHR’s inaugural Corporate Responsibility Report outlining its corporate responsibility program and future initiatives.

“I’m pleased with our ability to continue executing across all areas of our business,” said Danny Prosky, the Company’s President and Chief Executive Officer. “Organic growth continues to exceed historical levels, and across our operating portfolio, comprised of our ISHC and SHOP segments, we have benefited from strong secular demand tailwinds in the long-term care sector, highlighted by spot Same-Store SHOP occupancy currently being above 90%. On the capital allocation front, we continue to see favorable transaction activity, which we anticipate will allow us to add to the over $575 million of new acquisitions we’ve closed year-to-date in 2025.”

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Third Quarter 2025 and Year-To Date 2025 Results

The Company’s Same-Store NOI growth results for the three and nine months ended September 30, 2025 are detailed below. Same-Store NOI growth results from its operating portfolio, comprised of ISHC and SHOP segments, led the Company’s growth in the third quarter of 2025, compared to the same period in 2024, supported by disciplined revenue management that drove incremental occupancy gains and mid-single-digit RevPOR growth and proactive expense management by the Company’s regional operating partners.

Three Months Ended September 30, 2025 Relative to Three Months Ended September 30, 2024

Segment	Same-Store NOI Growth
ISHC	21.7%
Outpatient Medical	2.9%
SHOP	25.3%
Triple-Net Leased Properties	0.1%
Total Portfolio	16.4%

Nine Months Ended September 30, 2025 Relative to Nine Months Ended September 30, 2024

Segment	Same-Store NOI Growth
ISHC	20.0%
Outpatient Medical	2.1%
SHOP	25.4%
Triple-Net Leased Properties	0.0%
Total Portfolio	15.1%

“Business fundamentals remain solid as we approach year-end, and we expect the demand tailwinds to persist into next year,” said Gabe Willhite, the Company’s Chief Operating Officer. “We’ve experienced record move-in activity across our operating portfolio during the spring and summer selling season, providing a strong foundation for occupancy and placing us in a great position for the historically slower winter months. We continue to anticipate Same-Store NOI growth above levels observed in past cycles within our operating portfolio as we execute on our revenue and expense management strategies to capitalize on the ongoing demand-supply imbalance supporting long-term care fundamentals.”

Transactional Activity

During the three months ended September 30, 2025, the Company:

•

As previously announced, purchased its partners’ 51% outstanding interests in an unconsolidated joint venture including five pre-stabilized campuses. The recently developed campuses contain 704 beds and will continue to be operated by Trilogy Management Services (“TMS”). Four of the campuses opened within the last year and are not yet stabilized. Total consideration for the acquisition of its partners’ 51% interests, including the extinguishment of all partnership-level debt, was approximately $118.4 million

•

As previously announced, acquired four new long-term care assets within the Company’s ISHC property segment for approximately $65.3 million. These properties were operated by TMS prior to the Company’s acquisition, and will continue to be operated by TMS.

•

Acquired three SHOP assets for approximately $66.0 million, including two previously announced acquisitions for $33.5 million. The properties are managed by the Company’s regional operating partners, Great Lakes Management and Compass Senior Living.

•	Completed a previously announced lease buyout within its ISHC segment for approximately $7.3 million.

•	Sold six non-core properties for gross proceeds of approximately $13.0 million, including one previously announced disposition for gross proceeds of approximately $1.8 million.

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Subsequent to quarter end, the Company:

•

Acquired seven new high-quality SHOP assets for approximately $274.0 million. Three of the acquired properties are located in Minnesota and Wisconsin and will be managed and operated by Great Lakes Management. To manage the other four properties , located in California and Utah, the Company has formally established a new regional operating relationship with WellQuest Living.

•	Completed a $12.3 million lease buyout within the Company’s ISHC segment.

Following the Company’s completed transaction activity during the three months ended September 30, 2025, and subsequent to quarter end, the Company maintains over $450 million of awarded deals within its investments pipeline, which include both existing deals and newly awarded deals since the Company’s Second Quarter 2025 Earnings Release. The Company expects to close the deals within the pipeline by the end of the year or in early 2026, but it cannot guarantee, or provide certainty regarding timing on, the closings. Therefore, the Company is not including any additional transaction activity, including the awarded deals in its investments pipeline, beyond the transactions disclosed as completed in this section within its increased full-year 2025 guidance.

Development Activity

The Company started ten new development and expansion projects during the three months ended September 30, 2025. The Company’s total in-process development and expansion pipeline is expected to cost approximately $176.9 million, of which $51.8 million has been spent as of September 30, 2025.

Capital Markets and Balance Sheet Activity

As of September 30, 2025, the Company’s total consolidated indebtedness was $1.54 billion, and it had approximately $997.3 million of total liquidity, comprised of cash, undrawn capacity on its line of credit, and unsettled forward sales agreements. The Company’s Net-Debt-to-Annualized Adjusted EBITDA as of September 30, 2025, was 3.5x.

During the three months ended September 30, 2025, the Company issued 3,554,525 shares of common stock to settle sales under a previously announced forward sales agreement for gross proceeds of approximately $127.8 million. The Company also issued an additional 2,888,225 shares of common stock for gross proceeds of approximately $116.3 million through its ATM Programs, at an average price of $40.25 per share. Additionally, during the three months ended September 30, 2025, the Company entered into new forward sales agreements to sell 6,474,000 shares of common stock for approximately $275.1 million in gross proceeds, which the Company has fully settled as of November 4, 2025.

“Strong organic growth, combined with solid execution across the capital markets and capital allocation fronts, is prompting an increase to our full-year 2025 total portfolio Same-Store NOI growth and NFFO per share guidance,” said Brian Peay, the Company’s Chief Financial Officer. “Our updated guidance at the midpoint now reflects expectations for over 20% growth in NFFO per share in 2025 compared to 2024, underscoring the positive demand fundamentals in our industry and the disciplined execution of AHR’s team members. Importantly, we expect to achieve this level of growth while maintaining capacity to pursue attractive investments from our pipeline and continuing to improve our leverage metrics.”

Full Year 2025 Guidance

The Company is increasing guidance for the year ending December 31, 2025 to reflect its improved outlook on operations, capital markets activity and capital allocation activity executed during the third quarter of 2025, as well as activity completed subsequent to quarter end. Guidance does not assume additional transaction or capital markets activity beyond the items previously disclosed or items disclosed in this earnings release. Updated guidance ranges are detailed in the table on the next page:

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	Full Year 2025 Guidance
Metric	Midpoint	Current FY 2025 Range	Prior FY 2025 Range
Net income per diluted share	$0.49	$0.47 to $0.50	$0.33 to $0.37
NAREIT FFO per diluted share	$1.73	$1.71 to $1.74	$1.57 to $1.61
NFFO per diluted share	$1.71	$1.69 to $1.72	$1.64 to $1.68
Total Portfolio SS NOI Growth	14.0%	13.0% to 15.0%	11.0% to 14.0%
Segment-Level SS NOI Growth / (Decline):
ISHC	18.5%	17.0% to 20.0%	15.0% to 19.0%
Outpatient Medical	2.2%	2.0% to 2.4%	1.0% to 1.5%
SHOP	25.0%	24.0% to 26.0%	20.0% to 24.0%
Triple-Net Leased Properties	0.0%	(0.3%) to 0.3%	(0.8%) to (0.3%)

Certain of the assumptions underlying the Company’s 2025 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s Third Quarter 2025 Supplemental Financial Information (“Supplemental”). A reconciliation of net income (loss) calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company is unable to provide, without unreasonable effort, guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking Non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net gain or loss on sale of real estate assets, stock-based compensation, casualty loss, non-Same-Store revenue and non-Same-Store operating expenses. These items are uncertain, depend on various factors and could have a material impact on the Company’s GAAP results for the guidance period.

Distributions

As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended September 30, 2025 of $0.25 per share of its common stock. The third quarter distribution was paid in cash on or about October 17, 2025, to stockholders of record as of September 30, 2025.

Supplemental Information

The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of, and for the three and nine months ended, September 30, 2025, and certain other information, which is available on the Investor Relations section of the Company’s website at htt ps://ir.americanhealthcarereit.com.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on November 7, 2025. During the conference call, Company executives will review third quarter 2025 results, discuss recent events and conduct a question-and-answer period.

To join via webcast, investors may use the following link: htt ps://events.q4inc.com/attendee/520946196.

To join the live telephone conference call, please dial one of the following numbers at least five minutes prior to the start time:

North America - Toll-Free: (800) 715-9871

International Toll: +1 (646) 307-1963

Conference ID: 2930459

A digital replay of the call will be available on the Investor Relations section of the Company’s website at htt ps://ir.americanhealthcarereit.com shortly after the conclusion of the call.

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Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the Company’s expectations regarding its performance, interest expense savings, balance sheet, net income or loss attributable to common stockholders and per diluted share, NAREIT FFO attributable to common stockholders and per diluted share, NFFO attributable to common stockholders and per diluted share, total portfolio Same-Store NOI growth, segment-level Same-Store NOI growth or decline, occupancy, NOI growth, revenue growth, margin expansion, purchases and sales of assets, development plans, and plans for Trilogy may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company’s management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, changing macroeconomic conditions, domestic legal and fiscal policies, and geopolitical conditions and other risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, and other periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Non-GAAP Financial Measures

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Net Debt-to-Annualized Adjusted EBITDA, NAREIT FFO, NFFO, NOI and Same-Store NOI. The Company believes these non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release. See below and “Definitions” for further information regarding the Company’s non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, and investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flows provided by operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the EBITDA and Adjusted EBITDA may not be comparable to similarly entitled items reported by other REITs or other companies. In addition, management uses Net Debt-to-Annualized Adjusted EBITDA as a measure of our ability to service our debt.

NAREIT Funds from Operations (FFO) and Normalized Funds from Operations (NFFO)

We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss) as determined in accordance with GAAP. However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in

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calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the Non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful.

Net Operating Income

We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community and are useful to investors in understanding the profitability and operating performance of our property portfolio. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts.

NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.

About American Healthcare REIT, Inc.

American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing facilities, and outpatient medical buildings across the United States, and in the United Kingdom and the Isle of Man.

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AMERICAN HEALTHCARE REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2025 and December 31, 2024

(In thousands, except share and per share amounts) (Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Real estate investments, net	$3,598,607	$3,366,648
Debt security investment, net	91,992	91,264
Cash and cash equivalents	147,364	76,702
Restricted cash	36,999	46,599
Accounts and other receivables, net	188,604	211,104
Identified intangible assets, net	181,370	161,473
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	140,701	163,987
Other assets, net	149,710	135,338

Total assets	$4,770,289	$4,488,057

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Liabilities:
Mortgage loans payable, net	$971,401	$982,071
Lines of credit and term loan, net	549,696	688,534
Accounts payable and accrued liabilities	298,052	258,324
Identified intangible liabilities, net	2,250	3,001
Financing obligations	34,135	34,870
Operating lease liabilities	141,276	165,239
Security deposits, prepaid rent and other liabilities	53,549	51,856

Total liabilities	2,050,359	2,183,895
Commitments and contingencies
Redeemable noncontrolling interests	—	220
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value per share; 700,000,000 shares authorized; 171,031,062 and 157,446,697 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1,702	1,564
Additional paid-in capital	4,201,924	3,720,268
Accumulated deficit	(1,523,335)	(1,458,089)
Accumulated other comprehensive loss	(2,114)	(2,512)

Total stockholders’ equity	2,678,177	2,261,231
Noncontrolling interests	41,753	42,711

Total equity	2,719,930	2,303,942

Total liabilities, redeemable noncontrolling interests and equity	$4,770,289	$4,488,057

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AMERICAN HEALTHCARE REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Three and Nine Months Ended September 30, 2025 and 2024

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Resident fees and services	$532,058	$476,834	$1,530,519	$1,386,965
Real estate revenue	40,879	46,980	125,524	140,963

Total revenues	572,937	523,814	1,656,043	1,527,928
Expenses:
Property operating expenses	454,530	417,128	1,313,238	1,223,321
Rental expenses	12,592	13,150	39,225	40,200
General and administrative	14,108	11,921	42,206	35,495
Transaction, transition and restructuring costs	50	3,537	1,808	6,334
Depreciation and amortization	49,181	44,246	132,236	132,277

Total expenses	530,461	489,982	1,528,713	1,437,627
Other income (expense):
Interest expense:
Interest expense, net	(20,392)	(30,395)	(65,969)	(97,429)
Gain (loss) in fair value of derivative financial instruments	166	(8,967)	(1,213)	(2,162)
Gain (loss) on dispositions of real estate investments, net	691	(4)	(2,344)	2,257
Impairment of real estate investments	(3,768)	—	(38,133)	—
Income (loss) from unconsolidated entities	462	(2,123)	(2,624)	(4,363)
Gain on re-measurement of previously held equity interest	14,580	—	14,580	—
Foreign currency (loss) gain	(977)	2,689	3,181	2,345
Other income, net	2,309	2,138	5,314	7,107

Total net other expense	(6,929)	(36,662)	(87,208)	(92,245)

Income (loss) before income taxes	35,547	(2,830)	40,122	(1,944)
Income tax benefit (expense)	21,092	(263)	19,756	(1,227)

Net income (loss)	56,639	(3,093)	59,878	(3,171)
Net income attributable to noncontrolling interests	(712)	(1,033)	(847)	(2,868)

Net income (loss) attributable to controlling interest	$55,927	$(4,126)	$59,031	$(6,039)

Net income (loss) per share of Common Stock, Class T common stock and Class I common stock attributable to controlling interest:
Basic	$0.33	$(0.03)	$0.36	$(0.05)

Diluted	$0.33	$(0.03)	$0.36	$(0.05)

Weighted average number of shares of Common Stock, Class T common stock and Class I common stock outstanding:
Basic	169,010,301	133,732,745	162,188,510	122,893,049

Diluted	169,802,090	133,732,745	162,908,219	122,893,049

Net income (loss)	$56,639	$(3,093)	$59,878	$(3,171)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(121)	303	398	272

Total other comprehensive (loss) income	(121)	303	398	272

Comprehensive income (loss)	56,518	(2,790)	60,276	(2,899)
Comprehensive income attributable to noncontrolling interests	(712)	(1,033)	(847)	(2,868)

Comprehensive income (loss) attributable to controlling interest	$55,806	$(3,823)	$59,429	$(5,767)

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AMERICAN HEALTHCARE REIT, INC.

NAREIT FFO and Normalized FFO Reconciliation

For the Three and Nine Months Ended September 30, 2025 and 2024

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$56,639	$(3,093)	$59,878	$(3,171)
Depreciation and amortization related to real estate — consolidated properties	49,115	44,208	131,980	132,163
Depreciation and amortization related to real estate — unconsolidated entities	15	310	1,018	682
Impairment of real estate investments — consolidated properties	3,768	—	38,133	—
(Gain) loss on dispositions of real estate investments, net — consolidated properties	(691)	4	2,344	(2,257)
Gain on re-measurement of previously held equity interest	(14,580)	—	(14,580)	—
Net income attributable to noncontrolling interests	(712)	(1,033)	(847)	(2,868)
Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(521)	(4,756)	(2,216)	(15,865)

NAREIT FFO attributable to controlling interest	$93,033	$35,640	$215,710	$108,684

Transaction, transition and restructuring costs	$50	$3,537	$1,808	$6,334
Amortization of above- and below-market leases	295	432	1,063	1,277
Amortization of closing costs — debt security investment	11	82	60	238
Change in deferred rent	(485)	(598)	(1,877)	(1,743)
Non-cash impact of changes to equity instruments	3,429	2,630	9,170	7,330
Capitalized interest	(401)	(56)	(843)	(261)
(Gain) loss on debt and derivative extinguishments	(22)	572	1,784	1,852
(Gain) loss in fair value of derivative financial instruments	(166)	8,967	1,213	2,162
Foreign currency loss (gain)	977	(2,689)	(3,181)	(2,345)
Non-cash income tax benefit	(21,401)	—	(21,401)	—
Adjustments for unconsolidated entities	(1)	(71)	4	(319)
Adjustments for noncontrolling interests	211	(758)	139	(683)

Normalized FFO attributable to controlling interest	$75,530	$47,688	$203,649	$122,526

NAREIT FFO and Normalized FFO weighted average common share outstanding — diluted	169,802,090	134,246,574	162,908,219	123,277,819

NAREIT FFO per common share attributable to controlling interest — diluted	$0.54	$0.27	$1.32	$0.88

Normalized FFO per common share attributable to controlling interest — diluted	$0.44	$0.36	$1.25	$1.00

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AMERICAN HEALTHCARE REIT, INC.

Adjusted EBITDA Reconciliation

For the Three Months Ended September 30, 2025

(In thousands) (Unaudited)

Net income	$56,639
Interest expense, net (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	20,392
Income tax benefit	(21,092)
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	49,622

EBITDA	105,561
Income from unconsolidated entities	(462)
Straight line rent and amortization of above/below market leases	(631)
Non-cash impact of changes to equity instruments	3,429
Transaction, transition and restructuring costs	50
Gain on dispositions of real estate investments, net	(691)
Amortization of closing costs — debt security investment	11
Foreign currency loss	977
Gain in fair value of derivative financial instruments	(166)
Impairment of real estate investments	3,768
Gain on re-measurement of previously held equity interest	(14,580)
Non-recurring one-time items	1,044

Adjusted EBITDA	$98,310

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AMERICAN HEALTHCARE REIT, INC.

NOI and Cash NOI Reconciliation

For the Three and Nine Months Ended September 30, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$56,639	$(3,093)	$59,878	$(3,171)
General and administrative	14,108	11,921	42,206	35,495
Transaction, transition and restructuring costs	50	3,537	1,808	6,334
Depreciation and amortization	49,181	44,246	132,236	132,277
Interest expense	20,392	30,395	65,969	97,429
(Gain) loss in fair value of derivative financial instruments	(166)	8,967	1,213	2,162
(Gain) loss on dispositions of real estate investments, net	(691)	4	2,344	(2,257)
Impairment of real estate investments	3,768	—	38,133	—
(Income) loss from unconsolidated entities	(462)	2,123	2,624	4,363
Gain on re-measurement of previously held equity interest	(14,580)	—	(14,580)	—
Foreign currency loss (gain)	977	(2,689)	(3,181)	(2,345)
Other income, net	(2,309)	(2,138)	(5,314)	(7,107)
Income tax (benefit) expense	(21,092)	263	(19,756)	1,227

Net operating income	105,815	93,536	303,580	264,407
Straight line rent	(730)	(682)	(2,286)	(2,563)
Facility rental expense	7,030	7,619	21,807	24,347
Other non-cash adjustments	133	323	517	1,030
Cash NOI from dispositions	(102)	—	(716)	—
Cash NOI attributable to noncontrolling interests (1)	(251)	(261)	(758)	(731)

Cash NOI	$111,895	$100,535	$322,144	$286,490

(1)	All periods are based upon current quarter’s ownership percentage.

Page | 11

AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation

For the Three and Nine Months Ended September 30, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
ISHC
NOI	$61,320	$48,399	$174,105	$135,687
Facility rental expense	7,030	7,619	21,807	24,347
Cash NOI from dispositions	—	—	(472)	—

Cash NOI (1)	68,350	56,018	195,440	160,034
New acquisitions/dispositions/other (1)	(6,032)	(4,314)	(11,656)	(5,819)
Non-Core Properties (1)	—	(631)	(563)	(1,581)
Other normalizing adjustments (1)	1,044	974	1,044	974

Same-Store NOI (1)	$63,362	$52,047	$184,265	$153,608

Outpatient Medical
NOI	$19,128	$21,066	$58,699	$63,055
Straight line rent	(243)	(148)	(675)	(434)
Other non-cash adjustments	(85)	87	(162)	333
Cash NOI from dispositions	(127)	—	(332)	—

Cash NOI	18,673	21,005	57,530	62,954
Dispositions	—	(663)	—	(2,119)
Non-Core Properties	(87)	(2,284)	(2,508)	(6,954)

Same-Store NOI	$18,586	$18,058	$55,022	$53,881

SHOP
NOI	$16,208	$11,307	$43,176	$27,957
Cash NOI from dispositions	25	—	88	—
Cash NOI attributable to noncontrolling interests (2)	(58)	(71)	(185)	(170)

Cash NOI (2)	16,175	11,236	43,079	27,787
New acquisitions/dispositions	(4,595)	(2,472)	(10,736)	(3,804)
Development conversion	343	664	980	1,714
Non-Core Properties	161	81	440	505
Other normalizing adjustments	—	133	325	971

Same-Store NOI (2)	$12,084	$9,642	$34,088	$27,173

Triple-Net Leased Properties
NOI	$9,159	$12,764	$27,600	$37,708
Straight line rent	(487)	(534)	(1,611)	(2,129)
Other non-cash adjustments	218	236	679	697
Cash NOI attributable to noncontrolling interest (2)	(193)	(190)	(573)	(561)

Cash NOI	8,697	12,276	26,095	35,715
Debt security investment	(1,165)	(2,453)	(3,809)	(6,573)
Dispositions	—	(2,163)	—	(6,454)
Non-Core Properties	(157)	(296)	(461)	(872)

Same-Store NOI	$7,375	$7,364	$21,825	$21,816

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation - (Continued)

For the Three and Nine Months Ended September 30, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total Portfolio
NOI	$105,815	$93,536	$303,580	$264,407
Straight line rent	(730)	(682)	(2,286)	(2,563)
Facility rental expense	7,030	7,619	21,807	24,347
Other non-cash adjustments	133	323	517	1,030
Cash NOI from dispositions	(102)	—	(716)	—
Cash NOI attributable to noncontrolling interests (2)	(251)	(261)	(758)	(731)

Cash NOI (1) (2)	111,895	100,535	322,144	286,490
Debt security investment	(1,165)	(2,453)	(3,809)	(6,573)
New acquisitions/dispositions/other (1)	(10,627)	(9,612)	(22,392)	(18,196)
Development conversion	343	664	980	1,714
Non-Core Properties (1)	(83)	(3,130)	(3,092)	(8,902)
Other normalizing adjustments (1)	1,044	1,107	1,369	1,945

Same-Store NOI (1) (2)	$101,407	$87,111	$295,200	$256,478

(1)	Prior periods’ information is presented to reflect the increase in ownership to 100% in the Company’s ISHC segment effective September 2024.
(2)	All periods are based upon current quarter’s ownership percentage.

Page | 13

AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation

For the Three and Nine Months Ended September 30, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
ISHC
GAAP revenue	$449,719	$409,626	$1,296,908	$1,196,522
Cash revenue from dispositions	—	—	(2,681)	—

Cash revenue (1)	449,719	409,626	1,294,227	1,196,522
Revenue attributable to new acquisitions/dispositions/other (1)	(113,984)	(105,755)	(312,237)	(302,224)
Revenue attributable to Non-Core Properties (1)	—	(3,605)	(3,855)	(10,511)
Other normalizing revenue adjustments (1)	—	(1,236)	—	(1,236)

Same-Store revenue (1)	$335,735	$299,030	$978,135	$882,551

Outpatient Medical
GAAP revenue	$31,181	$33,715	$95,629	$101,464
Straight line rent	(243)	(148)	(675)	(434)
Other non-cash adjustments	(380)	(262)	(1,054)	(714)
Cash revenue from dispositions	(427)	—	(887)	—

Cash revenue	30,131	33,305	93,013	100,316
Revenue attributable to dispositions	—	(881)	—	(3,029)
Revenue attributable to Non-Core Properties	(772)	(4,097)	(6,171)	(12,523)

Same-Store revenue	$29,359	$28,327	$86,842	$84,764

SHOP
GAAP revenue	$82,339	$67,208	$233,611	$190,443
Cash revenue from dispositions	—	—	(166)	—
Cash revenue attributable to noncontrolling interests (2)	(278)	(263)	(824)	(769)

Cash revenue (2)	82,061	66,945	232,621	189,674
Revenue attributable to new acquisitions/dispositions	(24,187)	(13,912)	(62,879)	(34,394)
Revenue attributable to development conversion	(864)	(411)	(2,255)	(1,096)
Revenue attributable to Non-Core Properties	(877)	(1,034)	(2,816)	(2,701)
Other normalizing revenue adjustments	—	—	—	174

Same-Store revenue (2)	$56,133	$51,588	$164,671	$151,657

Triple-Net Leased Properties
GAAP revenue	$9,698	$13,265	$29,895	$39,499
Straight line rent	(487)	(534)	(1,611)	(2,129)
Other non-cash adjustments	200	217	624	640
Cash revenue from dispositions	(25)	—	(25)	—
Cash revenue attributable to noncontrolling interest (2)	(194)	(190)	(575)	(562)

Cash revenue	9,192	12,758	28,308	37,448
Debt security investment	(1,165)	(2,453)	(3,809)	(6,573)
Revenue attributable to dispositions	—	(2,169)	—	(6,507)
Revenue attributable to Non-Core Properties	(157)	(321)	(522)	(954)
Other normalizing revenue adjustments	—	—	(522)	—

Same-Store revenue	$7,870	$7,815	$23,455	$23,414

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation - (Continued)

For the Three and Nine Months Ended September 30, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total Portfolio
GAAP revenue	$572,937	$523,814	$1,656,043	$1,527,928
Straight line rent	(730)	(682)	(2,286)	(2,563)
Other non-cash adjustments	(180)	(45)	(430)	(74)
Cash revenue from dispositions	(452)	—	(3,759)	—
Cash revenue attributable to noncontrolling interests (2)	(472)	(453)	(1,399)	(1,331)

Cash revenue (1) (2)	571,103	522,634	1,648,169	1,523,960
Debt security investment	(1,165)	(2,453)	(3,809)	(6,573)
Revenue attributable to new acquisitions/dispositions/other (1)	(138,171)	(122,717)	(375,116)	(346,154)
Revenue attributable to development conversion	(864)	(411)	(2,255)	(1,096)
Revenue attributable to Non-Core Properties (1)	(1,806)	(9,057)	(13,364)	(26,689)
Other normalizing revenue adjustments (1)	—	(1,236)	(522)	(1,062)

Same-Store revenue (1) (2)	$429,097	$386,760	$1,253,103	$1,142,386

(1)	Prior periods’ information is presented to reflect the increase in ownership to 100% in the Company’s ISHC segment effective September 2024.
(2)	All periods are based upon current quarter’s ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Earnings Guidance Reconciliation

For the Year Ending December 31, 2025

(Dollars and shares in millions, except per share amounts) (Unaudited)

	Current Full Year 2025 Guidance		Prior Full Year 2025 Guidance
	Low	High	Low	High
Net income attributable to common stockholders	$78.00	$83.00	$53.70	$60.50
Depreciation and amortization (1)	182.00	182.00	168.30	168.30
Gain on re-measurement of previously held equity interest (1)	(14.60)	(14.60)	—	—
Impairment and gains/losses from dispositions (1)	38.10	38.10	37.40	37.40

NAREIT FFO attributable to common stockholders	$283.50	$288.50	$259.40	$266.20
Amortization of other intangible assets/liabilities (1)	1.40	1.40	1.60	1.60
Change in deferred rent (1)	(2.40)	(2.40)	(2.80)	(2.80)
Non-cash impact of changes to equity plan (1) (2)	12.80	12.80	12.50	12.50
Non-cash income tax benefits (1)	(21.40)	(21.40)	—	—
Other adjustments (1) (3)	6.20	6.20	(0.40)	(0.40)

Normalized FFO attributable to common stockholders	$280.10	$285.10	$270.30	$277.10

Net income per common share — diluted	$0.47	$0.50	$0.33	$0.37
NAREIT FFO per common share — diluted	$1.71	$1.74	$1.57	$1.61
Normalized FFO per common share — diluted	$1.69	$1.72	$1.64	$1.68
NAREIT FFO and Normalized FFO weighted average shares — diluted	165.9	165.9	165.0	165.0
Total Portfolio Same-Store NOI growth	13.0%	15.0%	11.0%	14.0%
Segment-Level Same-Store NOI growth / (decline):
ISHC	17.0%	20.0%	15.0%	19.0%
Outpatient Medical	2.0%	2.4%	1.0%	1.5%
SHOP	24.0%	26.0%	20.0%	24.0%
Triple-Net Leased Properties	(0.3)%	0.3%	(0.8)%	(0.3)%

(1)	Amounts presented net of noncontrolling interests’ share and AHR’s share of unconsolidated entities.
(2)	Amounts represent amortization of equity compensation and fair value adjustments to performance-based equity compensation.
(3)	Includes adjustments for capitalized interest, transaction, transition and restructuring costs, and additional items as noted in the Company’s definition of NFFO.

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Definitions

Adjusted EBITDA: EBITDA excluding the impact of income or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash stock-based compensation expense, transaction, transition and restructuring costs, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairments of intangible assets and goodwill, and non-recurring one-time items.

Annualized Adjusted EBITDA: Current period (shown as quarterly) Adjusted EBITDA multiplied by 4.

Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include Pro-Rata ownership and other adjustments.

EBITDA: A Non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.

GAAP revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.

ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are operated utilizing a RIDEA structure.

NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a Non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash related to debt.

NOI: Net operating income; a Non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, transaction, transition and restructuring costs, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairments of real estate investments, impairments of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense.

Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.

Normalized FFO or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): transaction, transition and restructuring costs; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairments of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.

Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our Pro-Rata share.

Page | 17

Outpatient Medical or OM: Outpatient Medical buildings.

Pro-Rata: As of September 30, 2025, we owned and/or operated six buildings through entities of which we owned between 90.0% and 90.6% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.

RevPOR: Revenue per occupied room. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms.

RIDEA: Used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”.

RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.

Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.

Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.

SHOP: Senior housing operating properties.

Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Total Debt: The principal balances of the Company’s revolving credit facility, term loan and secured indebtedness as reported in the Company’s consolidated financial statements.

Trilogy: Trilogy Investors, LLC; one of our consolidated subsidiaries, in which we indirectly own a 100% interest as of September 30, 2025.

Triple-Net Leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property, and paying property taxes and other expenses.

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